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                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES

The Company holds 100% of the outstanding capital stock of:

  Al Collins Graphic Design School, Ltd. (DE)
  Allentown Business School, Ltd. (DE)
  Brooks College, Ltd. (DE)
  Brown Institute, Ltd. (DE)
  CEC Educated Staffing, Inc. (DE)
  CEC e-Learning, LLC (IL)
  CEC Holdings I, Inc. (DE)
  CEC Management, Inc. (IL)
  The Cooking and Hospitality Institute of Chicago, Inc. (IL)
  EduTrek International, Inc. (GA)
  Harrington Institute of Interior Design, Inc. (IL)
  IAMD, Limited (DE)
  International Academy of Merchandising and Design (Canada) Ltd. (ON) Market Direct, Inc. (IL)
  Retter Business College Corp. (ON)
  School of Computer Technology, Inc. (DE)
  Scottsdale Culinary Institute, Ltd. (DE)
  SoftTrain Institute Inc. (ON)
  Southern California School of Culinary Arts, Ltd. (DE)
  Western Culinary Institute, Ltd. (DE)

CEC Holdings I, Inc. holds 100% of the outstanding capital stock of:

  Briarcliffe College, Inc. (NY)
  Brooks Institute of Photography, LLC (DE)
  The Katherine Gibbs School of Montclair, Inc. (NJ)
  The Katherine Gibbs School of Piscataway, Inc. (NJ)
  The Katherine Gibbs Corporation--New York (NY)
  The Katherine Gibbs Corporation--Melville (NY)
  The Katherine Gibbs School of Norwalk, Inc. (CT)
  The Katherine Gibbs School of Providence, Inc. (RI)
  The Katherine Gibbs School of Boston, Inc., a private two-year college (MA) McIntosh College, Inc. (DE)
  Washington Business School, Ltd. (DE)

IAMD, Limited holds 100% of the outstanding capital stock of:

  International Academy of Merchandising & Design, Ltd. (IL)
  International Academy of Merchandising & Design, Inc. (FL)

International Academy of Merchandising & Design, Inc. (FL) holds 100% of the outstanding capital stock of:

  International Academy of Design-Orlando, Inc. (FL)

International Academy of Merchandising and Design (Canada) Ltd. holds 100% of the outstanding capital stock of:

  International Academy of Design Inc./Academie Internationale du Design Inc.
     (PQ)
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The Katherine Gibbs Corporation--New York holds 100% of the outstanding capital stock of:

  Katherine Gibbs of Philadelphia, LLC (PA)
  CEC Employee Group, LLC (DE)
  California Culinary Academy, LLC (DE)

California Culinary Academy, LLC holds 100% of the outstanding capital stock of:

  California Culinary Academy, Inc. (CA)

The Company holds 1% and CEC Holdings I, Inc. holds 99% of the outstanding capital stock of:

  LCB Culinary School, LLC (DE)

LCB Culinary School, LLC holds 50% of:

  Curriculum Holding Company, LLC (DE)

EduTrek International, Inc. holds 100% of the outstanding capital stock of:

  American InterContinental University, Inc. (GA)
  EduTrek Systems, Inc. (GA)

American InterContinental University, Inc. holds 100% of the outstanding capital stock of:

  American InterContinental University--London, Ltd. U.S. (DC)

American InterContinental University--London, Ltd. U.S. holds 100% of the outstanding capital stock of:

  American College in London, Ltd. (UK)

American InterContinental University--London, Ltd. U.S. holds 85% of the outstanding capital stock of:

  American European Middle East Corporation, L.L.C. (GA)

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